Exhibit 99.1
Innuity, Inc. Reports Q-1 2008 Financial Results
The Company Announces a $400,000 Reduction in Net Loss
REDMOND, Wash. (May 20, 2008) - Innuity, Inc. (OTCBB: INNU), a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver affordable solutions to small businesses, reported its financial results for the quarter ended March 31, 2008.
Summary of Financial Results
Innuity’s net loss from continuing operations for the first quarter of 2008 was $1.0 million, or $0.04 per share, compared to a net loss of $1.4 million, or $0.06 per share, from continuing operations during the same period in 2007. Consolidated revenues from continuing operations for the first quarter of 2008 decreased to $1.2 million as compared to $1.3 million for the first quarter of 2007. The reduction of losses resulted from the tightening of operating costs.
The net loss from both continuing and discontinued operations for the first quarter of 2008 was $1.2 million, or $0.05 per share, compared to $1.6 million, or $0.07 per share, for the same period in 2007. Innuity’s adjusted EBITDA from continuing operations was a negative $460,000 for the first quarter of 2008, representing an improvement of over $342,000 from adjusted EBITDA from continuing operations for the first quarter of 2007.
Discussion of Discontinued Operations
On May 2, 2008, Innuity sold substantially all of the assets used in its In-Store Systems business line that has operated as Jadeon, Inc. to Radiant Systems, Inc. for $7.0 million. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” the operations of Jadeon, Inc. are presented in Innuity’s financial statements as a discontinued operation.
Part of the proceeds from the sale of Jadeon were used to retire its $1.0 million 15% secured debt that was payable to Imperium Master Fund, Ltd. Innuity also paid off $200,000 of notes payable to a shareholder that were in default. Innuity intends to invest the remaining proceeds in the growth of its high-margin business lines and for general corporate purposes.
“We are pleased to have been able to retire our secured debt and improve our balance sheet with the sale of Jadeon,” said John Wall, Chairman and CEO of Innuity. “I am now eager to turn our attention to growing our higher margin small business service offerings during the remainder of 2008.”
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and facilitates minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. In addition, we have incurred losses since our inception, and we may not achieve or maintain profitability. We will need additional funding to support our operations and capital expenditures, which may not be available in amounts or terms acceptable to us. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate implementation of material parts of our business strategy. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-Q, our annual report on Form 10-K, and other documents we file periodically with the Securities and Exchange Commission.
Non-GAAP Financial Information
To supplement Innuity’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Innuity uses Adjusted EBITDA which is a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by reducing net losses computed in accordance with GAAP for interest expense, income taxes, depreciation, amortization and share-based payments. This measure, among other things, is one of the primary metrics by which Innuity evaluates the performance of its business and believes this measure is useful to investors because it represents meaningful supplemental information regarding liquidity and Innuity’s ability to fund operations and its financing obligations.
Innuity’s management believes that investors should have access to, and Innuity is obligated to provide, the same set of tools that management uses in analyzing the company’s results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Non-GAAP terms, as defined by Innuity, may not be comparable to similarly titled measures used by other companies. A reconciliation of Innuity’s GAAP net losses from continuing operations to Adjusted EBITDA from continuing operations for the three months ended March 31, 2008 and 2007 is included with the financial statement tables.
IR contact:

Jordan Silverstein
Christine Berni
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
Company contact:
Linden N Barney
CFO
801-705-5163
lindenb@innuity.com

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2008	2007

ASSETS

Current Assets
Cash and cash equivalents	$52,354	$200,877
Settlement deposits	358,747	361,675
Settlement receivable, net of allowance for doubtful accounts	121,375	156,817
Trade accounts receivable, net of allowance for doubtful accounts	221,901	322,131
Current assets relating to discontinued operations	1,379,801	1,252,763
Other current assets	96,769	132,634

Total Current Assets	2,230,947	2,426,897

Property and equipment, net	466,174	578,864
Intangible assets, net	301,592	412,915
Long-term assets relating to discontinued operations	2,073,633	2,195,993

Total Assets	$5,072,346	$5,614,669

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Trade accounts payable	$1,347,391	$1,449,062
Accrued salaries and wages	431,780	413,737
Merchant settlement payable	412,947	389,993
Accrued liabilities	809,431	854,785
Deferred revenues	186,607	183,093
Line of credit	85,412	—
Related party notes payable, current portion, net of discount	616,481	684,703
Long-term debt, current portion, net of discount	1,226,280	1,103,847
Capital lease obligations, current portion	189,146	195,662
Current liabilities relating to discontinued operations	4,994,153	4,624,111

Total Current Liabilities	10,299,628	9,898,993

Long-Term Liabilities
Long-term debt, net of current portion	57,668	82,821
Capital lease obligations, net of current portion	120,398	165,074

Total Long-Term Liabilities	178,066	247,895

Total Liabilities	10,477,694	10,146,888

Commitments and Contingencies
Stockholders’ Deficit	(5,405,348)	(4,532,219)

Total Liabilities and Stockholders’ Deficit	$5,072,346	$5,614,669

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months Ended March 31,	2008	2007

Revenues
Merchant services	$691,413	$662,492
Promotion services	511,628	620,945

Total revenues	1,203,041	1,283,437

Operating expenses
Cost of merchant services	158,232	196,220
Cost of promotion services	235,301	256,421
General and administrative	687,716	951,873
Selling and marketing	483,354	602,168
Research and development	338,148	458,417
Amortization expense	111,323	111,323

Loss from operations	(811,033)	(1,292,985)

Other income (expense)

Interest expense, net	(217,235)	(95,554)

Total other income (expense)	(217,235)	(95,554)

Loss before income taxes	(1,028,268)	(1,388,539)

Income tax benefit	—	—

Loss from continuing operations	(1,028,268)	(1,388,539)

Loss from discontinued operations	(143,579)	(166,166)

Net loss	$(1,171,847)	$(1,554,705)

Basic and Diluted Loss from Continuing Operations
Per Common Share	$(0.04)	$(0.06)

Basic and Diluted Loss from Discontinued
Operations Per Common Share	$(0.01)	$(0.01)

Basic and Diluted Loss Per Common Share	$(0.05)	$(0.07)

Basic and Diluted Weighted-Average
Common Shares Outstanding	24,039,459	21,446,188

Adjusted EBITDA from Continuing Operations	Three Months Ended March 31,
	2008	2007
Net loss from continuing operations	$(1,028,268)	$(1,388,539)
Add Back:

Interest expense	217,235	95,554

Amortization	111,323	111,323

Depreciation	79,052	79,000

Share based Payments	160,931	300,406

	$(459,727)	$(802,256)